UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2005

Bowne & Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
345 Hudson Street, New York, New York		10014

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	212-924-5500

                    Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-2.2: SHAREHOLDER AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2005, Bowne & Co., Inc. (the “Company”), Bowne of New York City, L.L.C. (“BNY”) and BGS Companies Inc. (“BGS”), Lionbridge Technologies, Inc. (“Lionbridge”) and GGS Acquisition Corp., a whole-owned subsidiary of Lionbridge (the “Acquisition Vehicle”), entered into an Agreement and Plan of Merger (the “Agreement”), pursuant to which BGS will merge with Acquisition Vehicle and a subsidiary of the Company will transfer certain assets related the globalization and localization business to a subsidiary of BGS. The Company concurrently issued a press release announcing the execution and delivery of the Agreement, a copy of which is attached to this report as Exhibit 99.1.

Bowne will receive a total sales price with a value of at least $180 million. Under the terms of the Agreement, the consideration consists of $130 million in cash and 9.4 million shares of Lionbridge common stock. If the shares issued to Bowne do not have a value of $50 million, Lionbridge will issue a subordinated note to Bowne of up to $20 million to bring the value of the shares, together with the note, to $50 million. If the shares have a value grater than $68 million, the number of shares will be reduced so that the value is no greater than $68 million.

Pursuant to a shareholder agreement (the “Shareholder Agreement”), the shares of Lionbridge common stock received by the Company as part of the consideration for the transaction are subject to certain demand and “piggyback” registration rights, rights of first offer and standstill restrictions on the purchase of Lionbridge common stock. Upon consummation of the transaction, the Company will receive one seat on the Lionbridge Board of Directors. Consummation of the transaction is subject to a number of conditions, including the receipt of required regulatory approvals and other consents. The Agreement may be terminated by the Company, Lionbridge or the Acquisition Vehicle in certain circumstances including if the transaction has not be consummated by February 15, 2006. A copy of the Agreement and the Shareholder Agreement is attached to this report as Exhibits 2.1 and 2.2. The descriptions contained herein of the transactions contemplated by the Agreement are not completed and are qualified in their entirety by reference to the Agreement and the press release described above, each of which are incorporated herein by reference.

Some of the statements contained in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such statements. Such risks and uncertainties include, among others, the timing (including any possible delays) and receipt of regulatory approvals (including any conditions, limitations or restrictions placed thereon), as well as the risk that one or more governmental agencies may deny approval of the transaction and other factors that may be referred to the Company’s reports filed with the Securities and Exchange Commission from time to time.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated June 27, 2005, among BGS Companies, Inc., Bowne & Co., Inc., Bowne of New York City, LLC, Lionbridge Technologies, Inc. and GGS Acquisition Corp.

2.2	Shareholder Agreement.

99.1	Press release, dated June 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.

June 27, 2005	By:	Scott L. Spitzer

Name: Scott L. Spitzer
Title: Senior Vice President, General Counsel
and Corporate Secretary

Exhibit Index

2.1	Agreement and Plan of Merger, dated June 27, 2005, among BGS Companies, Inc., Bowne & Co., Inc., Bowne of New York City, LLC, Lionbridge Technologies, Inc. and GGS Acquisition Corp.

2.2	Shareholder Agreement.

99.1	Press release, dated June 27, 2005.